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                          INVESTMENT BANKING AGREEMENT

This Agreement is made on December 9, 1999, by and between Telecom Wireless Corporation, a Utah corporation ("Contractor") with its principal offices at 5299 DTC Boulevard, Suite 1200 Englewood, CO 80111 and Hampton-Porter Investment Bankers, a California LLC, ("HAMPTON") with its principal offices at 600 W Broadway 14th Fl. San Diego, CA 92101.

                                   Witnesseth

WHEREAS, Contractor requires expertise in the area of investment banking to support it's business and growth;

WHEREAS, HAMPTON has substantial contacts among the members of the investment community, investment banking expertise, and desires to act as a consultant to provide investment banking and advisory services;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1. CERTAIN DEFINITIONS - When used in this Agreement, the following terms shall have the meanings set forth below:

      1.1  AFFILIATE - any persons or entities controlled by a party.
           ---------

      1.2  CONTRACTOR - the Contractor who use the services of HAMPTON.
           ----------

      1.3 CONTRACTOR CLIENTS - the Contractor's clients who use the services of HAMPTON through the Contractor.

      1.4 CONTACT PERSON - the person who shall be primarily responsible for carrying out the duties of the parties hereunder. Contractor and HAMPTON shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party gives notice to the other party in writing that, in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of the said notice.

      1.5 EXTRAORDINARY EXPENSES - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.

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      1.6  EQUITY - cash, securities or liquid assets, specifically excluding real property.

      1.7 PAYMENT OR PAYABLE IN KIND - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2. CONTACT PERSONS. The Contact Person for Contractor is James C. Roberts, Chairman/CEO. The Contact Person for HAMPTON is Gregory D. Walker, President.

3. SERVICES TO BE RENDERED BY HAMPTON. Services to be rendered, on a best efforts basis, by HAMPTON are as follows:

      3.1 ADVICE AND COUNSEL. HAMPTON will provide advice and counsel regarding Contractor's strategic business and financial plans, strategy and negotiations with potential lenders/investors, merger/acquisition candidates, joint ventures, corporate partners and others involving financial and financially related transactions.

      3.2 INTRODUCTIONS TO THE SECURITIES BROKERAGE COMMUNITY. HAMPTON has a close association with numerous broker/dealers and investment professionals across the country and will enable contact between Contractor and/or Contractor Clients to facilitate business transactions among them. HAMPTON shall use their contacts in the brokerage community to assist Contractor in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. HAMPTON understands that this is in keeping with Contractor's business objective to establish a nationwide network of securities dealers who have an interest in Contractor's securities.

      3.3 MARKET-MAKING INTELLIGENCE. HAMPTON's clearing agent, Fiserv Correspondent Services, is a market-maker in numerous securities, and HAMPTON has access to proprietary information through Fiserv's market-making facilities and personnel. HAMPTON will monitor and react to sensitive market information on a timely basis and provide advice and counsel and proprietary intelligence (including but not limited to information on price, volume and the identification of market-makers, buyers and sellers) to Contractor in a timely fashion with respect to securities in which Contractor has an interest. Contractor understands that this information is available from other sources but acknowledges that HAMPTON can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing

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           notwithstanding, no information will be provided to Contractor with respect to the activities of any other HAMPTON customers or customer accounts without such customer's prior consent.

      3.4 CONTRACTOR AND/OR CONTRACTOR CLIENT TRANSACTION DUE DILIGENCE. HAMPTON will undertake due diligence on all proposed financial transactions affecting the Contractor, of which HAMPTON is notified in writing in advance, including investigation and advice on the financial, valuation and stock price implications thereof.

      3.5 ADDITIONAL DUTIES. Contractor and HAMPTON shall mutually agree upon any additional duties, which HAMPTON may provide for compensation paid or payable by Contractor under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

      3.6 BEST EFFORTS. HAMPTON shall devote such time and best efforts to the affairs of the Contractor as is reasonable and adequate to render the consulting services contemplated by this agreement. HAMPTON is not responsible for the performance of any services which may be rendered hereunder without the Contractor providing the necessary information in writing prior thereto, nor shall HAMPTON include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. HAMPTON cannot guarantee results on behalf of Contractor, but shall pursue all avenues available through its' network of financial contacts. At such time as an interest is expressed in Contractor's needs, HAMPTON shall notify Contractor and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by Contractor. It is understood that a portion of the compensation to be paid hereunder is being paid hereunder by Contractor to have HAMPTON remain available to assist with transactions on an as-needed basis.

4. COMPENSATION TO HAMPTON.

      4.1 INITIAL FEES. Contractor shall pay HAMPTON a non-refundable initial fee of $500,000. In lieu of a $500,000 cash fee the Contractor shall pay HAMPTON 550,000 (Five Hundred Fifty Thousand) shares of the company's stock that will be registered and become free trading no later than February 21, 2000 and 1,000,000 (One Million) warrants exercisable at $5.50 per share and expiring three years from the signing of this contract for HAMPTON's initial set-up of activities which are necessary for HAMPTON to provide the services herein. In the event that the 550,000 shares are not free trading by March 21, 2000 then a penalty will apply and will be payable in the amount of 200,000 (Two Hundred Thousand) additional

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      shares of free trading stock. Warrants are due on signing and shall have piggyback registration rights.

      4.2 ADDITIONAL FEES. Contractor and HAMPTON shall mutually agree upon any additional fees, which Contractor may, pay in the future for services rendered by HAMPTON under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made apart hereof as Exhibits beginning with Exhibit A.

      4.3 OPTIONAL FORM OF PAYMENT. HAMPTON may, at the time for each payment and at its' option, elect to receive all or a portion of said fees in the form of securities, equity, or financing instruments issued by Contractor to HAMPTON on terms agreed by Contractor in writing.

      4.4 EXTRAORDINARY EXPENSES. Extraordinary expenses (those not defined in 4.7) of HAMPTON shall be submitted to Contractor for approval prior to expenditure and shall be paid by Contractor, within ten (10) business days of receipt of HAMPTON's request for payment.

      4.5  FINDER FEES.

           A. In the event that HAMPTON, on a non-exclusive basis introduces Contractor or a Contractor affiliate to any third party funding source(s), underwriter(s), merger partner(s) or joint venture(s) who enters into a funding underwriting merger joint venture or similar agreement with Contractor or Contractor's affiliate, Contractor hereby agrees to pay HAMPTON advisory fees based on the following schedule derived from such funding, underwriting, merger, joint venture or similar agreement with Contractor or Contractor's client, unless generally accepted industry standards or SEC Rules and regulations dictate otherwise, payable upon the commencement of such funding, underwriting, merger, joint venture or similar agreement with Contractor or Contractor's client. This provision shall survive this agreement for a period of two and half years event though the term of this agreement may have expired, as pursuant to the section titled "Term of Agreement and Termination".

                                  FEE SCHEDULE
                                  ------------
                               5% on First 5,000,000
                               4% on Next  1,000,000
                               3% on Next  1,000,000
                               2% on Next  1,000,000
                               1% on Balance

           B. HAMPTON may, at its' sole option, elect to receive all or a portion of said advisory fees as payment in kind, i.e., prorated in the same form and

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           type of securities, equity or financing instruments issued to the funding source or underwriter by Contractor. In the event the exercise of this option results in additional expense over and above the expense of the funding and/or underwriting then the additional expenses shall be borne by HAMPTON. In addition the exercise of this option by HAMPTON shall not impede or otherwise have a negative effect on the funding or underwriting. As determined by the underwriter or funding source, however, the issuance will not be unreasonably withheld.

      4.6 INTEREST ON FUNDS DUE. Contractor shall pay interest on all payments in arrears due HAMPTON, at the rate of ten percent (10%) per annum.

      4.7 EXPENSES. All expenses including, but not limited to, all registration fees paid to the Securities and Exchange Commission, fees and expenses of accountants, fees and expenses of legal counsel, printing and engraving expenses, postage and distribution fees, transfer agent fees, escrow fees, NASD registration or exchange listing fees (but not including underwriting discounts and commissions relating to shares and warrants of any holder being offered thereby and fees and expenses of any special counsel of any selling shareholder) of any registration(s) made pursuant to paragraph (4.1) hereof shall be borne and paid by the Contractor. Underwriting discounts and commissions shall be borne pro rata by any selling shareholder in proportion to the number of shares being offered by such selling shareholder.

5. INDEMNIFICATION. The Contractor agrees to indemnify and hold harmless HAMPTON, each of its officers, directors, employees and each person, if any, who controls HAMPTON against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as the Contractor or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

      HAMPTON agrees to indemnify and hold harmless Contractor, each of its officers, directors, employees and each person, if any, who controls Contractor against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body,

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      property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as HAMPTON or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

6. CONTRACTOR REPRESENTATIONS. Contractor hereby represents, covenants and warrants to HAMPTON as follows:

      6.1 AUTHORIZATION. Contractor and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

      6.2 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Contractor, or violate any terms of provision of any other Agreement or any statute or law.

      6.3 AGREEMENT IN FULL FORCE AND EFFECT. All contracts, agreements, plans, leases, policies, and licenses referenced herein to which Contractor is a party are valid and in full force and effect.

      6.4 LITIGATION. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Contractor threatened against or invoking Contractor, or which questions or challenges the validity of this Agreement and its subject matter, and Contractor does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

      6.5 CONSENTS. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other Agreements and consents from governmental agencies, whether federal, state, or local.

      6.6 HAMPTON RELIANCE. HAMPTON has and will rely upon the documents, instruments and written information furnished to HAMPTON by the Contractor's officers or designated employees.

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           A. CONTRACTORS MATERIAL. All representations and statements provided herein about the Contractor are true and complete and accurate to the best of Contractor's knowledge. Contractor agrees to indemnify, hold harmless, and defend HAMPTON, its officers, directors, agents and employees at Contractor's expense for any proceeding or suit which may raise out of any inaccuracy or incompleteness of any such material or written information supplied to HAMPTON.

           B. CONTRACTOR CLIENT AND OTHER MATERIAL. Contractor warrants that all representation and statements provided, other than that about the Contractor, are, to the best of its knowledge, true, complete and accurate.

      6.7  SERVICES NOT EXPRESSED OR IMPLIED.

           A. HAMPTON has not agreed with Contractor in this Agreement or any other Agreement, verbal or written, to be a market-maker (but may be a placement agent by other "Selling Agreement" from time-to-time) in Contractor's securities or in any specific securities or securities in which Contractor or Contractor's Client has an interest; and

           B. Any payments made herein to HAMPTON are not, and shall not be construed as, compensation to HAMPTON for the purposes of making a market, to cover HAMPTON out-of-pocket expenses for making a market, or for the submission by HAMPTON of an application to make a market in any securities; and

           C. No payments made herein to HAMPTON are for the purpose of affecting the price of any security or influencing any market-making functions, including but not limited to bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

7.    CONFIDENTIALITY.

      7.1. HAMPTON and Contractor each agree to provide reasonable security measures to keep information confidential where release may be detrimental to their respective business interests. HAMPTON and Contractor shall each require their employees, agents, affiliates, subcontractors, other licensees, and others who will have access to the information through HAMPTON and Contractor respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

      7.2 HAMPTON will not, either during its engagement by the Contractor pursuant to this agreement or at any time thereafter, disclose, use or make known for its or another's benefit, any confidential information, knowledge, or data of the

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      Contractor or any of its affiliates in any way acquired or used by HAMPTON during its engagement by the Contractor. Confidential information, knowledge or data of the Contractor and its affiliates shall not include any information, which is, or becomes generally available to the public other than as a result of a disclosure by HAMPTON or its representatives.

8.    MISCELLANEOUS PROVISIONS.

      8.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of HAMPTON and Contractor.

      8.2 WAIVER OF COMPLIANCE. Any failure of HAMPTON, on the one hand, or Contractor, on the other, to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, cotenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      8.3 EXPENSES; TRANSFER TAXES, ETC. Whether or not the transaction, if any, contemplated by this Agreement shall be consummated, HAMPTON agrees that all fees and expenses incurred by HAMPTON in connection with this Agreement shall be borne by HAMPTON and Contractor agrees that all fees and expenses incurred by Contractor in connection with this Agreement shall be borne by Contractor, including, without limitation as to HAMPTON or Contractor, all fees of counsel and accountants.

      8.4 OTHER BUSINESS OPPORTUNITIES. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In case of business activities which would be competitive with the other party, notice shall be given prior to this Agreement or, if such activities are proposed, within ten (10) days prior to engagement therein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, corporation of either party.

      8.5 COMPLIANCE WITH REGULATORY AGENCIES. Each party agrees that all actions, direct or indirect, taken by it and it's respective agents, employees and affiliates in connection with this agreement any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.

      8.6 NOTICES. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or in by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the "Contact Person" at the addresses appearing in the introductory paragraph

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      of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

      8.7 ASSIGNMENT. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interest or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

      8.8 DELEGATION. Neither party shall delegate the performance of its duties under this agreement without the prior written consent of the other party.

      8.9 PUBLICITY. Neither HAMPTON nor Contractor shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the written consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party concerning the timing and consent of such announcement before such announcement is made.

      8.10 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Contractor and HAMPTON agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be Los Angeles County, CA.

      8.11 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.12 HEADINGS. The heading of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

      8.13 ENTIRE AGREEMENT. This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, sets forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

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      8.14 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

      8.15 ATTORNEYS' FEES AND COSTS. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

      8.16 SURVIVABILITY. If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

      8.17 FURTHER ASSURANCES. Each of the parties agrees that it shall from time-to-time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

      8.18 RIGHT TO DATA AFTER TERMINATION. After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

      8.19 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed to constitute either party to become the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be separate, not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

      8.20 NO AUTHORITY TO OBLIGATE THE CONTRACTOR. Without the consent of the Board of Directors of the Contractor, HAMPTON shall have no authority to take, nor shall it take, any action committing or obligating the Contractor in any manner, and it shall not represent itself to others as having such authority.

9. ARBITRATION. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE THAT:

      A.   ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

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      B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING
      THEIR RIGHT TO JURY TRIAL;

      C. PRE-ARBITRATION DISCOVER IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

      D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

      E. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH SECURITIES INDUSTRY; AND

      F. THIS ARBITRATION AGREEMENT IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY.

      G. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN THE CONTRACTOR, HAMPTON OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION.

      H. THE UNDERSIGNED CONTRACTOR HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO EITHER THE AMERICAN ARBITRATION ASSOCIATION, IN LOS ANGELES, CALIFORNIA, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., IN LOS ANGELES, CALIFORNIA , WHICHEVER ASSOCIATION MAY ASSERT JURISDICTION OVER THE DISPUTE WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY OF THE AFORESAID PARTIES.

      I. IN ANY PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO.

      J. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN LOS ANGELES COUNTY, CALIFORNIA, AND THE FEDERAL ARBITRATION ACT SHALL GOVERN

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      THE PROCEEDING AND ALL ISSUES RAISED BY THIS AGREEMENT TO ARBITRATE.

      K. IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT TO THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.

      L. EACH PARTY WILL SIGN ANY REQUIRED NASD UNIFORM SUBMISSION AGREEMENT OR THE APPLICABLE PAPERWORK FOR THE AMERICAN ARBITRATION ASSOCIATION, AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION OR THE APPLICABLE PAPERWORK FOR THE AMERICAN ARBITRATION ASSOCIATION, AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION, WHICHEVER ONE IS APPLICABLE.

      M. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY.

      N. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

10. TERM OF AGREEMENT AND TERMINATION. This Agreement shall be effective upon execution, shall continue for one year unless terminated sooner, by either party, upon giving to the other party five (5) days written notice, after which time this Agreement is terminated. HAMPTON shall be entitled to the finders fees described in this Agreement for funding or underwriting commitments entered into by Contractor's client within one (1) year after the termination of this Agreement if said funding or underwriting was the result of HAMPTON efforts prior to the termination of Agreement. Any future compensation due HAMPTON after termination shall be cancelled.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CONTRACTOR:     Telecom Wireless Corporation

By:     /s/ James C. Roberts
        -------------------------------------
        Dr. James C. Roberts, Chairman/CEO

HAMPTON:  Hampton-Porter Investment Bankers, LLC

By:   /s/ Gregory D. Walker
      ---------------------------------------
      Gregory D. Walker, President






























                                  Page 13 of 13